Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

The following unaudited pro forma combined financial statements give effect to the acquisition by Xcel Brands, Inc. (“Xcel”) of IM Licensing Business (A division of IM Ready-Made, LLC) under the purchase method of accounting, and immediately after the acquisition, Xcel shall reverse merge into NetFabric Holdings, Inc (combined, the “Company”, by reference the “Merger”).  The Merger is being accounted for as a reverse acquisition presented as a recapitalization, except no goodwill or other intangible assets are recorded. Accordingly, the financial statements of XCel will become the historical financial statements of the Company.   These pro forma statements are presented for illustrative purpose only.  The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.  The pro forma combined condensed financial statements do not purport to represent what the results of operations of Xcel would actually have been if the acquisition had in fact occurred at the beginning of the periods presented, nor do they purport to project the results of operations of Xcel for any future period.  The IM Licensing Business consist of statements of revenues and direct expenses in lieu of full financial statements (the “Carve-out”) because the preparation of full financial statements was determined to be impracticable as it would have required significant assumptions that cannot be substantiated.  Full financial statements for the IM License Business have never been prepared and IM Ready-Made, LLC did not maintain separate books, records and accounts necessary to present full financial statements for the License Business. Accordingly, the IM License Business is not a separate legal entity and the excess of revenues over direct expenses reported on the Statements of Revenues and Direct Expenses is not necessarily indicative of the results of operations that would have occurred if the IM License Business had been operated as a separate entity.

Under the purchase method of accounting, the total purchase price was allocated to the net tangible and intangible assets of the IM License Business  acquired in connection with the Asset Purchase Agreement, based on the estimated fair values as of the completion of the acquisition.  Xcel is determining the estimated fair value of certain assets acquired and liabilities assumed with the assistance of a third party valuation specialist.  The purchase price allocations set forth in the following unaudited pro forma condensed combined financial statements are based on preliminary estimates of the IM License Business’s intangible and tangible assets acquired.  The final valuations, and  any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates, and as a result the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected herewith.  Any material change in the valuation estimates and related allocation of the purchase price would materially impact Xcel’s depreciation and amortization expenses, the unaudited pro forma condensed combined financial statements and Xcel’s results of operations after the acquisition.

The pro forma combined balance sheet assumes that the acquisition had occurred as of June 30, 2011.  The pro forma combined statement of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 assumes that the acquisition occurred at the beginning of January 1, 2010.

The historical financial statements of Xcel are derived from Xcel’s audited financial statements from September 23, 2010, the Company’s inception, through December 31, 2010 and Xcel’s unaudited financial statements for the six months ended June 30, 2011.  The Carve-out financial statements’ of IM Licensing Business is derived from IM Licensing Business audited financial statements for the year ended December 31, 2010 and the unaudited financial statements for the six months ended June 30, 2011.

Xcel Brands, Inc
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2011

	Xcel Brands, Inc	IM Licensing Business		Note I		Note II	Pro Forma Combined
Assets
Cash	$100	$-	(a)	(10,174,000)			$3,747,100
			(c)	3,472,000
			(d)	12,915,000
			(e)	(2,466,000)
Restricted cash			(e)	193,000			193,000
Prepaid expenses	177,100	-	(e)	122,000	(y)	(176,100)	123,000
Deferred finance costs			(d)	585,000			585,000
Trademarks			(b)	47,700,000			47,700,000
License contracts			(b)	530,000			530,000
Goodwill			(b)	1,025,000			1,025,000
Property and equipment, net of accumulated depreciation of $1,441,000	-	1,294,000	(b)	1,172,000	(z)	(1,294,000)	1,172,000

Total Assets	$177,200	$1,294,000		$55,074,000		$(1,470,100)	$55,075,100

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$510,700	$1,500,000	(a)	$1,500,000	(z)	$(1,500,000)	$-
			(e)	$(1,500,000	)(y)	$(510,700)
Accrued expenses	200	-					200
Due to affiliates	77,200	-			(y)	(77,200)	-
Installment obligation - current portion	-	-	(a)	124,000		-	124,000
Total current liabilities	588,100	1,500,000		124,000		(2,087,900)	124,200
Long term liabilities
Installment Obligation, net of current portion			(a)	1,024,000			1,024,000
Deferred payment obligation - Seller			(a)	1,858,000			1,858,000
Seller Note			(a)	5,552,000			5,552,000
Contingent consideration obligation			(a)	16,400,000			16,400,000
Senior debt			(d)	13,500,000		-	11,678,000
	-		(d)	(1,822,000)		-	-
Total long term liabilities	-	-		36,512,000		-	36,512,000
Total Liabilities	588,100	1,500,000		36,636,000		(2,087,900)	36,636,200

Stockholders Equity
Common stock	-	-	(a)	2,800			5,800
			(c.)	900
					(x)	900
					(w)	1,200
Paid in capital	1,000		(a)	13,792,200			23,808,400
			(c.)	4,304,100
			(c.)	(833,000)
			(d)	1,822,000
					(x)	4,722,100
Member's Equity		(206,000)			(z)	206,000	-
Retained earnings (deficit)	(411,900)		(e)	(651,000	)(y)	411,800	(5,375,300)
					(x)	(4,723,000)
	-	-		-	(w)	(1,200)	-
Total stockholders equity	(410,900)	(206,000)		18,438,000		617,800	18,438,900

Total liabilities and stockholders equity	$177,200	$1,294,000		$55,074,000		$(1,470,100)	$55,075,100

Xcel Brands, Inc
Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Six Months Ended June 30, 2011
	Xcel Brands, Inc	IM Licensing Business		Note III		Note IV	Pro Forma Combined

Revenues	$-	$5,789,000		$-		$-	$5,789,000

Expenses
Operating & administrative	2,200	2,810,000					2,812,200
Non-recurring expenses	388,100				(x)	$(388,100)	-
Depreciation & amortization	-	141,000	(a)	76,000	(z)	(24,000)	193,000

Total expenses	390,300	2,951,000		76,000		(412,100)	3,005,200

Operating Income (Loss)	(390,300)	2,838,000		(76,000)		412,100	2,783,800

Finance charges
Interest expense - Senior Notes			(c.)	573,800			573,800
Interest expense - OID Senior Notes			(c.)	173,400			173,400
Interest expense - Imputed charges			(d)	433,200			433,200
Deferred finance charges	-	-	(b)	58,500		-	58,500
Total Finance Charges	-	-		1,238,900		-	1,238,900

Net income (loss) before provision for income taxes	(390,300)	2,838,000		(1,314,900)		412,100	1,544,900

Provision for Income taxes	200	-	(e)	(476,845	)(y)	1,029,193	552,548

Net Income (loss)	$(390,500)	$2,838,000		$(838,055)		$(617,093)	$992,352

Earnings (loss) per Common Share:

Basic	$(5,386)						$0.17

Fully Diluted:	$(5,386)						$0.15

Weighted average number of common shares outstanding:

Basic	72.50		(f)	5,743,000		(72.50)	5,743,000

Fully Diluted:	72.50		(f)	6,540,000		(72.50)	6,540,000

Xcel Brands, Inc
Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Year Ended December 31, 2010
	Xcel Brands, Inc	IM Licensing Business		Note III		Note IV	Pro Forma Combined

Revenues	$-	$9,796,000		$-		$-	$9,796,000

Expenses
Operating & administrative	-	4,443,000					4,443,000
Non-recurring expenses	21,200				(x)	$(21,200)	-
Depreciation & amortization	-	281,000	(a)	151,000	(z)	(47,000)	385,000

Total expenses	21,200	4,724,000		151,000		(68,200)	4,828,000

Operating Income (Loss)	(21,200)	5,072,000		(151,000)		68,200	4,968,000

Finance charges
Interest expense - Senior Notes			(c.)	1,147,500			1,147,500
Interest expense - OID Senior Notes			(c.)	339,300			339,300
Interest expense - Imputed charges			(d)	820,700			820,700
Deferred finance charges	-	-	(b)	117,000		-	117,000
Total Finance Charges	-	-		2,424,500		-	2,424,500

Net income (loss) before provision for income taxes	(21,200)	5,072,000		(2,575,500)		68,200	2,543,500

Provision for Income taxes	200	-	(e)	(933,998	)(y)	1,839,347	905,549

Net Income (loss)	$(21,400)	$5,072,000		$(1,641,502)		$(1,771,147)	$1,637,951

Earnings (loss) per Common Share:

Basic	$(295)						$0.29

Fully Diluted:	$(295)						$0.25

Weighted average number of common shares outstanding:

Basic	72.50		(f)	5,743,000		(72.50)	5,743,000

Fully Diluted:	72.50		(f)	6,540,000		(72.50)	6,540,000

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Note I

Reflects the allocation of costs associated with the acquisition of IM Licensing Business assets and the assumption of its liabilities under the purchase method of accounting as though the acquisition occurred on June 30, 2011 and the impact of the financing associated with the acquisition.

Adjustment (a)

Total purchase price and consideration to the Seller was determined as follows:

2,759,000 shares of $.001 par value common stock at	$2,800
Fair value of 2,759,000 shares of $.001 par value common stock at $5.00 per share, less stated par value(see Note below)	13,792,200
Total equity value	13,795,000
Cash paid at closing	10,174,000
Assumption of vendor payable	1,500,000
Assumption of installment obligation ($124,000 current portion) (ii)	1,148,000
Deferred payment obligation to Seller	1,858,000
Fair market value Seller Note, (face amount $7,377,000)	5,552,000
Contingent consideration obligation (i)	16,400,000

Total cost of acquisition	$50,427,000

(i)	Contingent consideration obligation represents the net present value of estimated additional consideration due to the Seller in accordance with the terms and conditions of the acquisition.

(ii)
As part of the consideration to the Seller, Xcel shall assume a non-interest bearing $1.5 million installment obligation of the Seller payable over the next five years.  The annual payment amounts are year 1, $150,000; year 2, $325,000; year 3, $325,000; year 4, $350,000; and year 5, $350,000.  The net present value of $1.148 million is recorded using a discount rate of 9.25%, the estimated borrowing rate cost of Xcel.

Adjustment (b)

The purchase price was allocated to the fair value of the assets acquired and liabilities assumed as follows:

Property and equipment	$1,172,000
Isaac Mizrahi trademarks	47,700,000
License contracts	530,000
Goodwill	1,025,000

Total allocated purchase price	$50,427,000

Adjustment (c)

Financing of the acquisition is funded through (i) the issuance of 861,000 shares of common stock valued at $5.00 per share through a private placement simultaneously with the acquisition and (ii) proceeds from a $13.5 million senior term loan secured with the Isaac Mizrahi trademarks and other assets of IM Brands, LLC, (“IM Brands”) a wholly owned subsidiary of Xcel.

The fair market value per share is an estimate based on the set price per share of the equity subscriptions received in accordance with a private placement transaction occurring simultaneously with the acquisition.

861,000 shares of $.001 par value common stock at	$900
861,000 shares of $.001 issued at $5.00 per share less stated par value, in a private placement.	4,304,100
Costs related to the issuance of common stock	(833,000)

Net cash received from financing activities	$3,472,000

Adjustment (d)

IM Brands entered into a five year senior secured term facility (the “Loan”) with MidMarket Capital Partners, LLC (“MidMarket”) in the aggregate principal amount of $13,500,000.  The Loan is secured by all of the assets and membership interests of IM Brands, and is guaranteed by Xcel.  The principal amount of the Loan will be payable as follows:  0% following the closing until December 31, 2012, 2.5% on January 1, 2013 and at the end of each quarter thereafter for one year; 3.75% at the end of each quarter from January 1, 2014 through December 31, 2014; 6.25% at the end of each quarter from January 1, 2015 through December 31, 2015; 12.5% at the end of each quarter from January 1, 2016 through December 31, 2016 and the entire unpaid principal amount on the January 1, 2017. The loan shall bear interest at 8.5% per annum

Senior Loan proceeds	13,500,000
Deferred finance costs (i)	(585,000)

Net Senior Loan proceeds	$12,915,000

Senior Loan	$13,500,000
Discount from issuance of warrants. (ii)	1,822,000
Net Senior Loan	$11,678,000

(i)	Xcel incurred approximately $585,000 of costs related directly to the financing, including closing fee of $405,000 to MidMarket equal to 3% of the committed amount.

(ii)	In addition, the Company is issuing 364,428 warrants to the lender exercisable at $0.01 per share, exercisable up to 7 years from the date of the grant.

Adjustment (e)

The terms and conditions of the acquisition required certain disbursements be made by Xcel in conjunction with the acquisition and prepaid interest to the Seller of $122,000.  In addition, the following presents other uses of cash relating to the acquisition:

Vendor payment (i)	$1,500,000
Prepaid interest - Seller note (ii)	122,000
Other costs relating to the acquisition (iii)	651,000
Restricted cash (iv)	193,000

Total other uses of cash relating to the acquisition	$2,466,000

(i)	Xcel is assuming a vendor payable in the amount of $1.5 million, and was paid to the vendor at closing.

(ii)	Xcel prepayed to the Seller interest relating to the Seller Note. The Seller Note has a 3 year term and is payable in cash or common stock, at the option of Xcel.

(iii)
Xcel incurred acquisition costs that are treated as expenses in the ordinary course of business and accordingly is reflected in the retained earnings (deficit) on the balance sheet. These estimated costs consist of legal and professional fees of $400,000 and estimated due diligence costs of $251,000.

(iv)	Xcel shall post a letter of credit secured with cash for the benefit of the landlord in accordance with the assumed lease of the Seller.

Note II  -

Adjustment (z)
Represents the elimination of historical values of IM Licensing Business already reflected in Note I entries.

Adjustment (y)
This represents the elimination of assets and liabilities of Excel that have been eliminated in conjunction with the acquisition.  These include prepaid expense and accounts payable relating solely to the acquisition.

Adjustment (x)
This represents the recognition of a loss on the acquisition of the intellectual property and other acquired rights under the Earthbound/IM Ready Made agreement (the “Earthbound Agreement”).  In consideration of the acquisition, the Company acquired (i) all of the rights and obligations under the Earthbound Agreement, and (ii) other consideration in exchange for 944,688 shares of common stock.  Going forward, Xcel will have no further obligations under the Earthbound Agreement and it will have no value for the Company.  The Company will assume a loss on the value of stock issued of approximately $4,723,000.  The Company will not allocate any value for the other consideration.  This loss is a non-cash loss and non-recurring and should have no impact on the operating results of the Company going forward.

Adjustment (w)
On September 29, 2011, NetFabric Holdings, Inc., a Delaware corporation (the “NetFabric”), XCel Brands, Inc., a Delaware corporation (“XCel”), Netfabric Acquisition Corp., a Delaware corporation (“Acquisition Corp.”) and wholly-owned subsidiary of NetFabric and certain stockholders of NetFabric entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) pursuant to which Acquisition Corp. was merged with and XCel, with XCel surviving as a wholly-owned subsidiary of NetFabric (the “Merger”).  Immediately following the Merger, Xcel was merged with and into NetFabric (the “Short Form Merger”) and the Company changed its name to Xcel Brands, Inc.  Pursuant to the Merger, NetFabric acquired all of the outstanding capital stock of XCel in exchange for issuing an aggregate of 944,688 shares of Common Stock, par value $0.001 per share (the “Common Stock”) to XCel’s stockholders at a ratio of 9,446.88 shares of Common Stock for each share of XCel common stock outstanding at the effective time of the Merger.

On September 28, 2011, NetFabric filed an amendment to its certificate of incorporation and effected a 1 for 520.5479607 reverse stock split such that holders of Common Stock prior to the Merger held a total of 186,444 shares of Common Stock and options immediately prior to the Merger. In addition, 47,132 shares of Common Stock shall be owned by Mr. Stephen J. Cole-Hatchard or his designees, a director of Netfabric.  These shares combined with 944,688 shares issued to Xcel’s management represent 1,178,264 shares of common stock at par value that shall be owned by Xcel shareholders and the old shareholders of NetFabrics.

Notes to Unaudited Pro Forma Combined Statement of Operations

Note III

Adjustment (a)
This represents the amortization of acquired intangible assets (licensed contracts) on a straight line basis over the remaining weighted average contract period of 3.5 years.

Trademarks and goodwill are considered indefinite life assets and accordingly are not amortized.  The Company tests and measures at least annually trademarks and goodwill for the possibility of impairment.

Adjustment (b)
Represents the deferred finance costs incurred relating to closing on the Loan and shall be amortized on a straight line basis over the 5-year term and classified as other finance charges.

Adjustment (c)
Represents the interest expense at a rate of 8.5% for the six months ended June 30, 2011 and the year ended December 31, 2010, that would have been incurred under the terms of the Loan incurred as part of the acquisition.
The discount to the Loan attributable to the estimated fair value of the warrant consideration to the senior lender has been recorded as a discount to the Loan.  The amount of the discount is amortized using compound-interest principles over the term of the Loan.

Adjustment (d)
Represents the imputed interest at a rate of 9.25% per annum related to (i) Seller Note, (ii) deferred payment due to the Seller and (iii) the installment obligation assumed that would have been incurred as part of the acquisition.   The interest rate is based on the estimated borrowing cost of the Company.

Adjustment (e)
This represents the income tax provision (benefit) that is related to the adjustments in Note III using the Company’s estimated effective tax rate.

Adjustment (f)

Weighted average number of common shares - The aggregate number of shares to issued by the Company in connection with the acquisition is 4,698,000 shares plus an additional 1,045,000 shares to old Xcel shareholders combining to equal 5,743,000 outstanding shares.

Fully diluted shares – in connection with the acquisition, the Company issued 797,000 warrants below fair market value, whereby the warrant holders are entitled to exercise each warrant for one common share.  These warrants are included in the calculation of fully diluted shares.  The following table illustrates fully diluted shares that consist of the total of (i) outstanding shares and (ii) convertible securities that have an exercise price below the estimated current fair market value.

Security	Number of Shares	Estimated Fair Market Value per Share	Exercise Price
Common Shares	5,743,000	$5.00	N/A
Senior lender warrants (i)	364,000	$5.00	$.01
Investors warrants (ii)	431,000	$5.00	$.01
Shell Co holders	2,000	$5.00	$0.001
	6,540,000

(i)
The Company will issue 364,428 warrants exercisable at $0.01 per share to its senior lender.  The warrants are exercisable at any time from the date of the acquisition for 7 years.  Warrants issued with the Senior Loan were valued at $1,822,000 and has been recorded as a discount to the Loan and an increase in additional paid in capital.  The amount of the discount is amortized on a straight line basis over the 5-year term of the debt.

(ii)
The amount of investor warrants to be issued is based on the Company issuing 861,000 new investor shares at $5 per shore equaling $4,305,000 in proceeds.  Investors shall receive 1 warrant for each 2 shares subscribed, exercisable at $.01 per share.

Total Warrants – in addition to 797,000 warrants and options issued in as stated in the fully diluted table above, the Company expects to issue an additional 748,000 warrants and options. Combining with warrants and options included in the fully diluted table, the aggregate amount of warrants and options issued is 1,546,000 :  The following table presents the combined warrants and options expected to be issued upon closing of the acquisition.

Warrant holder	Number	Exercise Price	Term
Senior Lender	364,000	$.01	7 years
Investors	431,000	$.01	5 years
Shell Co holders	2,000	$0.001	4 years
Employees	464,000	$5.00	10-Years
Directors	250,000	$5.00	5-years
Other	25,000	$5.00	5-years
Placement agent	10,000	$5.50	5 years
	1,546,000

Note IV

Adjustment (z)
Represents the adjusted difference of depreciation expense that would have been incurred as a result of the acquisition and the amount recorded by IM Licensing Business.

Adjustment (y)
IM licensing Business is a not a reporting entity for income tax purposes.  This adjustment represents income tax expense that would be recorded against earnings generated from the acquired IM Licensing Business using the Company’s estimated tax rate.

Adjustment (x)
This represents non-recurring expenses of Xcel that, relate exclusively to the acquisition of the Seller.